Exhibit 99.1

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801

PRESS RELEASE

Investor Relations Contact: Dominic Canuso (302) 571-6833 dcanuso@wsfsbank.com

August 15, 2016	Contact: Cortney Klein (302) 571-5253 cklein@wsfsbank.com

WSFS Financial Corporation Announces Successful Completion of the Acquisition and Conversion of Penn Liberty Financial Corp.

Wilmington, Del., – WSFS Financial Corporation (NASDAQ: WSFS), the parent company of WSFS Bank, today announced that on Friday, August 12, 2016 it completed the previously announced acquisition of Penn Liberty Financial Corp. (“Penn Liberty”), a community bank headquartered in Wayne, Pennsylvania.

All Penn Liberty Bank accounts have successfuly converted to WSFS Bank accounts. All former Penn Liberty Bank Customers, now WSFS Bank Customers, have full access to WSFS Bank services including debit cards, ATMs, online banking and mobile banking. Former Penn Liberty Bank banking offices reopened for business today and are branded and operating under the WSFS Bank name.

As of June 30, 2016, Penn Liberty had approximately $638 million in deposits and $720 million in total assets, which includes $504 million in commercial, small business and consumer loans. The transaction is expected to be accretive to WSFS earnings per share in the first year of operations, excluding transaction and integration costs.

“We warmly welcome our newest Customers and Associates to WSFS Bank,” said WSFS President and Chief Executive Officer, Mark A. Turner. “This combination significantly bolsters our presence in southeastern Pennsylvania and strengthens our positon as the oldest and largest locally managed bank and trust company headquartered in the Delaware Valley allowing us to provide even greater value to our Customers and shareholders.”

In addition, Patrick J. Ward, former Chairman and CEO of Penn Liberty Bank, will join the WSFS Financial Corporation Board of Directors and assume the role of Executive Vice President, Pennsylvania Market President. Brian C. Zwaan, former President, Chief Operating Officer and Chief Lending Officer of Penn Liberty Bank will assume the role of Senior Vice President, Pennsylvania Commercial Banking.

“Following the successful conversion, we are proud of our combined teams’ efforts to make this a smooth transition for our Customers,” said Pat Ward. “Joining together allows us to make an even greater impact on the communities we serve while continuing our passion for service and commitment to local decision-making.”

The transaction is WSFS’ sixth acquisition since 2008. The acquisition is in line with WSFS’ strategic growth goals by adding ten locations in Montgomery and Chester counties. This expansion brings the WSFS franchise in Southeastern Pennsylvania to 24 banking offices.

About WSFS Financial Corporation

WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest, locally-managed bank and trust company headquartered in Delaware and the Delaware Valley. As of June 30, 2016, WSFS Financial Corporation had $5.8 billion in assets on its balance sheet and $13.4 billion in fiduciary assets. As of August 15, 2016, WSFS operates from 76 offices located in Delaware (45), Pennsylvania (29), Virginia (1) and Nevada (1) and provides comprehensive financial

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801

services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Christiana Trust, WSFS Wealth Investments, Cypress Capital Management, LLC, Cash Connect®, Array Financial and Arrow Land Transfer. Serving the Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit wsfsbank.com.

Forward-Looking Statement Disclaimer

This communication contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to WSFS’ and Penn Liberty’s predictions or expectations of future business or financial performance as well as their respective goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements are based on various assumptions (some of which may be beyond the control of WSFS and Penn Liberty) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated.

In addition to factors previously disclosed in WSFS’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating Penn Liberty’s business or fully realizing cost savings and other benefits of the Merger; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of WSFS products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

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